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                                                                  Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
EVTC, Inc.:


We consent to incorporation by reference in the Registration Statement (No. 333-8355) on Form S-8 of EVTC, Inc. of our report, dated January 11, 1999, relating to the consolidated balance sheets of EVTC, Inc. and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1998, and related financial statement schedule which report appears in the September 30, 1998 annual report on Form 10-K of EVTC, Inc.





                                          KPMG LLP


Dallas, Texas
                                January 11, 1999